EXHIBIT n.

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” and to the incorporation by reference of our report dated January 16, 2007, with respect to the financial statements of Tortoise Energy Infrastructure Corporation for the year ended November 30, 2006, in the Registration Statement (Form N-2) under the Investment Company Act of 1940 (Registration No. 811-21462) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Kansas City, Missouri
September 13, 2007